UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020

IAA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38580	83-1030538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Westbrook Corporate Center, Suite 500 Westchester, Illinois	60154
(Address of principal executive offices)	(Zip Code)

(708) 492-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IAA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 8.01	Other Events.

IAA, Inc. (the “Company”) currently intends to hold its 2020 annual meeting of stockholders (the “2020 Annual Meeting”) on June 17, 2020. The exact time and location of the 2020 Annual Meeting will be specified in the Company’s proxy statement for the 2020 Annual Meeting.

Because the 2020 Annual Meeting will be the Company’s first annual meeting of stockholders, the deadline for the submission of proposals by stockholders for inclusion in the Company’s proxy materials relating to the 2020 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, will be the close of business on January 27, 2020, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Any proposal received after such date will be considered untimely.

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders who intend to nominate a person for election as a director or submit a proposal regarding any other matter of business at the 2020 Annual Meeting must deliver written notice of any proposed business or nomination to the Company’s Secretary at the Company’s principal executive offices, no later than the close of business on January 27, 2020 (which is at least 10 days following the date public disclosure of the date of the 2020 Annual Meeting was made). Any notice of proposed business or nomination must comply with the specific requirements set forth in the Company’s Bylaws in order to be considered at the 2020 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAA, INC.

Date: January 13, 2020	By:	/s/ Vance C. Johnston
	Name:	Vance C. Johnston
	Title:	Executive Vice President and Chief Financial Officer